UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

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CSX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSX Corporation

AMENDMENT to the Proxy Statement DATED MARCH 22, 2022

For the 2022 Annual Meeting of Shareholders

 To Be Held on May 4, 2022

This Amendment No. 1 to the Proxy Statement, dated April 22, 2022 (the “Amendment”) amends the definitive proxy statement (the “Proxy Statement”) of CSX Corporation (together with its subsidiaries, “CSX” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2022 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”).

The Annual Meeting is scheduled to be held at 10:00 a.m. (EDT) on Wednesday, May 4, 2022. There will be no physical location for shareholders to attend. Shareholders may only participate online at www.virtualshareholdermeeting.com/CSX2022.

Except as to the matters specifically discussed herein, the Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record at the close of business on March 8, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

RECENT DEVELOPMENTS

Chris Larson, an employee of the Company, has filed a preliminary proxy statement with the SEC indicating his intention to solicit proxies from the Company's shareholders to be elected to the Board of Directors.

Background

On February 4, 2022, we received notice from Mr. Larson of his intent to present himself for nomination as a director at the Annual Meeting.

On March 22, 2022, the Company commenced mailing the Proxy Statement to its shareholders.

On April 12, 2022, Mr. Larson filed a preliminary proxy statement with the SEC indicating his intent to solicit proxies in favor of his election to the Board. According to that proxy statement, Mr. Larson owns 135 shares of common stock and five shares in record name.

CSX Transformation

Beginning in 2017, CSX undertook an ambitious, comprehensive transformation of the Company. The first phase of the transition focused on implementing a new operating model to improve service levels, operating efficiency and financial performance while simultaneously ensuring or enhancing safety and reducing environmental impact.

Scheduled railroading is built upon the development of and strict adherence to a granular scheduled service plan. In our experience, this approach is proven to materially enhance labor and asset productivity, enhance efficiency and improve service levels and reliability. Based on five guiding principles—safety, service, cost control, asset utilization and people—scheduled railroading is both an operating model and a culture that embodies a shared commitment to excellence. The Board has overseen the execution of this operating model to the great benefit of the Company’s shareholders, customers, employees and other stakeholders. As a result of the renewed focus on driving an efficient, customer-focused railroad, the Company has generated record productivity, profits and service levels while maintaining strong safety performance since 2017.

In 2021, CSX began the second phase of our transformation—the pivot to growth mode. Because our new operating model enabled us to provide far superior service to our shippers, our rail service became an attractive alternative to customers whose needs historically could be met solely by trucks. We have therefore been able to enter new markets in which we could not historically compete. This growth strategy is without modern precedent in railroading.

Financial Performance

Strong stockholder value creation. Since 2016, CSX’s value, as measured by its market capitalization, has increased from approximately $33.7 billion as of December 30, 2016 to approximately $83.4 billion as of December 31, 2021. Over the five years ending December 31, 2021, the Company delivered a total shareholder return (“TSR”) (including dividends and share repurchases) of 236%, more than any other Class I railroad. The one- and three-year returns of 26% and 89%, respectively, were likewise exceptionally strong, particularly given the significant challenges that we faced during the COVID pandemic. It is important to note that the two other U.S. rails that enjoyed strong TSR during this period explicitly embraced the scheduled railroading operating model shortly after CSX announced its embrace of it.

Record operating performance. Importantly, this shareholder return was achieved while also showing record-breaking fundamental performance, including our lowest ever operating ratio, at 55.3%, and record operating income of $5.59 billion in 2021, as well as improvements in safety, asset utilization, and service. This compares with an operating ratio of 69.4% and operating income of $3.39 billion in 2016—an increase of approximately 65%.

Increased revenues and earnings. CSX’s revenues have grown from $11.4 billion in fiscal year 2017 to $12.5 billion in fiscal year 2021. Revenues in fiscal year 2021 increased 18%, or $1.9 billion, from fiscal year 2020. Earnings per diluted share of $1.68 in fiscal year 2021 also increased 40%, or $0.48, from the prior year.

Steady balance sheet and leverage profile. Since before CSX began implementing its new operating model in 2017, the Company has, from time to time, ensured it was efficiently capitalized through the issuance of long-term debt instruments, commercial paper and bank financing. The Company’s investment-grade rating and leverage levels have remained strong throughout its transition to the new operating model. Total long-term debt has declined as a percentage of EBITDA over the period, increasing to only $16,185 million for the fiscal year ended December 31, 2021 compared to $10,962 million in for the fiscal year ended December 31, 2016.

Advancing ESG

CSX’s new operating drives great benefits not only to shareholders, but also to other stakeholders and to the environment. Customers have enjoyed material improvements to transit times, on time performance, and car availability—overall, a superior service product for our customers, and a safe and rewarding work environment for CSX employees. The Company’s current rail network allows CSX to directly serve every major market in the eastern United States with safe, dependable, environmentally responsible and fuel efficient freight transportation and intermodal service.

Reliable service performance. CSX is committed to continuous improvement in service performance through training, innovation and investment. In the last fiscal year, CSX enjoyed its third best year of train velocity, or the average train speed between origin and destination in miles per hour (“mph”) not including locals, yard jobs, work trains or passenger trains, in the Company’s history, at 17.9 mph in 2021 compared to 15.1 mph in 2017. Dwell, or average amount of time in hours between car arrival to and departure from the yard, improved over the same period, to 10.7 hours in 2021 from 15.1 hours in 2017.

Enhanced customer experience. Innovative tools and technologies enable CSX to drive meaningful improvements to the customer experience. CSX now enables customers to plan, ship, trace and pay for shipments quickly and with secure data through the Company’s ShipCSX platform. CSX has initiated a multi-year effort to improve the platform to meet customer demand, utilize the most up-to-date technological advances and support scheduled railroading.

Improved safety records. At CSX, safety encompasses every aspect of our operations, not just for our employees, but for our customers and the communities in which we operate. CSX has reported an improved safety record since 2017. The Company reported a Federal Railroad Administration (“FRA”) Personal Injury Frequency Index of 0.92 and an FRA Train Accident Rate of 2.90 for fiscal year 2021, compared to fiscal year 2017, when the Company reported an FRA Personal Injury Frequency Index of 1.19 and an FRA Train Accident Rate of 3.17. Most recently, the Company reported an FRA Personal Injury Frequency Index of 0.78 and an FRA Train Accident Rate of 2.75 for the quarter ended March 31, 2022.

CSX prioritizes workplace safety for employees and is committed to continued improvement through enhanced processes, training, technology, communication, and continuous collaboration with customers and peers across the railroad industry. Training programs and processes are focused on injury and accident prevention as well as emergency preparedness. The attainment of key safety targets is a component of management's annual incentive program. In 2021, CSX invested approximately $1.8 billion in critical infrastructure improvements to ensure safety, including track, bridges, signals, equipment and detection technology.

Dedicated workforce. CSX had more than 20,900 employees as of December 2021. Most of the Company’s employees provide or support transportation services, and approximately 16,500 employees were members of a labor union as of December 2021.

CSX recognizes the unique contributions that each person brings to the Company and knows that its people are the foundation of our success. Key to that foundation is building and maintaining a strong talent strategy. CSX is committed to building a culture that empowers employees to deliver value and reach their full potential. To attain our vision to be the best-run railroad in North America, CSX wants every employee to be engaged and inspired as a valued contributor to our collective success. To that end, CSX is developing a “One-CSX” culture that will attract, retain and recognize an inclusive, high performing workforce that is laser-focused on delivering the Company’s vision with passion and urgency. CSX’s one-team approach has four tenets: ensure mission clarity, sustain top talent, unlock potential and cultivate high performance.

MISCELLANEOUS INFORMATION

Voting Standards

Election of Directors. Under the Company’s governing documents, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present, except in a contested election. In a contested election, where the number of nominees for director election exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. Because there are 11 seats on the Company’s Board, the 11 candidates with the most “FOR” votes for their election will be elected to the board. Votes “against” or “withheld” will have no effect. Abstention and broker non-votes will also have no effect.

Participants in the Solicitation

Under applicable SEC regulations, members of the Board and certain officers and employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain information concerning these “participants” is set forth in the Proxy Statement and in Annex A to this Amendment.

Solicitation of Proxies; Expenses

We will pay the cost of soliciting proxies. As a result of the proxy solicitation by Mr. Larson, we will incur additional costs in connection with the solicitation of proxies. We have retained D.F. King for certain advisory and solicitation services. Excluding amounts that we would have expended for a solicitation in the absence of a proxy contest, and excluding the compensation of our directors and employees involved in the solicitation, the aggregate expenses are estimated to be approximately $300,000, approximately $100,000 of which has been incurred to date. These expenses, which are estimates that may change, include the fees of D.F. King, outside counsel and other advisors, as well as retaining an independent inspector of election.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2022. The Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.

Annex A

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Board, the nominees to the Board, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The names of our directors and nominees are set forth below, and the principal occupations of our directors and nominees are set forth under Item 1 of the Proxy Statement, titled “Election of Directors”.

Name	Role	Business Address
Donna M. Alvarado	Director	CSX Corporation 500 Water Street, 15th Floor Jacksonville, FL 32202
Thomas P. Bostick	Director
James M. Foote	Director and Chief Executive Officer
Steven T. Halverson	Director
Paul C. Hilal	Director
David M. Moffet	Director
Linda H. Riefler	Director
Suzanne M. Vautrinot	Director
James L. Wainscott	Director
J. Steven Whisler	Director
John J. Zillmer	Director

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company.

Participant(a)	Role	Business Address
Sean R. Pelkey	Executive Vice President and Chief Financial Officer

Nathan D. Goldman	Executive Vice President – Chief Legal Officer and Corporate Secretary
Jamie J. Boychuk	Executive Vice President – Operations	CSX Corporation 500 Water Street, 15th Floor Jacksonville, FL 32202
Kevin S. Boone	Executive Vice President – Sales & Marketing
Diana B. Sorfleet	Executive Vice President and Chief Administrative Officer
Matthew Korn	Head of Investor Relations
Michelle Mullen	Vice President of Total Rewards, Medical and People Systems
Michael Burns	Vice President and General Counsel

(a)       “Participant” is defined to include (i) any director and any nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of their respective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of the Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

Information Regarding Ownership of Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of March 1, 2022 is set forth under the “Security Ownership of Management and Certain Beneficial Owners” section of the Proxy Statement. The number of shares of our common stock beneficially owned as of March 1, 2022 by the Company’s other officers and employees who are not directors or named executive officers but are “participants” is set forth below. Indirect ownership includes shares owned by a spouse, dependent child, family trust, or through a company savings plan. Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Participant(a)	Amount of Beneficial Ownership	Shares for which Beneficial Ownership can be Acquired within 60 Days	Total Beneficial Ownership
Michael Burns	14,205	53,294	67,499
Matthew Korn	2,538	0	2,538
Michelle Mullen	23,696	41,373	65,069

Information Regarding Transactions of the Company’s Securities by Participants

The following tables set forth purchases and sales of shares of our common stock during the period from March 1, 2020 to March 1, 2022 by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

On June 28, 2021, the Company announced a 3-for-1 split of its common stock, and all share numbers relating to transactions occurring after that date were adjusted accordingly.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Donna M. Alvarado	3/13/2020	1,339		Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2020	1,111		Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	9/15/2020	991		Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	12/15/2020	884		Shares acquired pursuant to dividend reinvestment under deferred compensation plan

2/10/2021	1,910	Payment of Director’s fees and/or annual retainer
3/15/2021	923	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
6/15/2021	863	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
9/15/2021	921	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2021	781	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Thomas P. Bostick	2/10/2021	1,910		Payment of Director’s fees and/or annual retainer
	2/16/2022		4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
James M. Foote	7/1/2020	342		Shares acquired pursuant to ESPP
	10/25/2020	38,844		Shares awarded pursuant to LTIP
	10/25/2020	(15,286)		Shares withheld for taxes
	1/22/2021	197,332		Shares awarded pursuant to LTIP
	1/22/2021	(77,657)		Shares withheld for taxes
	2/10/2021	34,596		RSUs awarded pursuant to LTIP
	2/10/2021	129,373		Options awarded pursuant to LTIP
	2/10/2021	69,191		PSUs awarded pursuant to LTIP
	6/30/2021	852		Shares acquired pursuant to ESPP
	1/21/2022	386,808		Shares awarded pursuant to LTIP
	1/21/2022	(152,232)		Shares withheld for taxes

2/16/2022	91,349	RSUs awarded pursuant to LTIP
2/16/2022	321,629	Options awarded pursuant to LTIP
2/16/2022	182,698	PSUs awarded pursuant to LTIP

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Steven T. Halverson	3/13/2020		1,254	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2020		1,040	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	9/15/2020		928	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	12/15/2020		828	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	2/10/2021		1,910	Payment of Director’s fees and/or annual retainer

3/15/2021	882	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
6/15/2021	825	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
9/15/2021	880	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2021	747	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Paul C. Hilal	4/29/2020		(700,000)	Sale by entity controlled by reporting person
	4/29/2020		(25,000)	Distribution by entity controlled by reporting person

2/10/2021	1,910		Payment of Director’s fees and/or annual retainer
2/12/2021		(85,000)	Distribution by entity controlled by reporting person
2/12/2021		(5,743)	Gift transaction
4/28/2021		(1,000,000)	Sale by entity controlled by reporting person
4/28/2021		(411,705)	Sale by entity controlled by reporting person
4/30/2021		(500,000)	Sale by entity controlled by reporting person
2/16/2022	4,803		Payment of Director’s fees and/or annual retainer
2/16/2022		(197,000)	Distribution by entity controlled by reporting person
2/16/2022		(43,000)	Gift transaction

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
David M. Moffett	3/13/2020		157	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2020		130	Shares acquired pursuant to dividend reinvestment under deferred compensation plan

9/15/2020		116	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2020		103	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/10/2021		1,910	Payment of Director’s fees and/or annual retainer
3/15/2021		126	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
5/3/2021	(5,819)		Sale
6/15/2021		117	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
9/15/2021		125	Shares acquired pursuant to dividend reinvestment under deferred compensation plan

12/15/2021	106	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Linda H. Riefler	3/13/2020		142	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2020		118	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	9/15/2020		105	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	12/15/2020		94	Shares acquired pursuant to dividend reinvestment under deferred compensation plan

2/10/2021	1,910	Payment of Director’s fees and/or annual retainer
3/15/2021	115	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
6/15/2021	108	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
9/15/2021	115	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2021	98	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Suzanne M. Vautrinot	3/13/2020		29	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2020		24	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	9/15/2020		22	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	12/15/2020		19	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	2/10/2021		1,910	Payment of Director’s fees and/or annual retainer
	3/15/2021		38	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
	6/15/2021		35	Shares acquired pursuant to dividend reinvestment

9/15/2021	38	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2021	32	Shares acquired pursuant to dividend reinvestment
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
James L. Wainscott	2/10/2021	1,910		Payment of Director’s fees and/or annual retainer
	2/16/2022	4,803		Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
J. Steven Whisler	3/13/2020		507	Payment of Director’s fees and/or annual retainer
	3/13/2020		134	Shares acquired pursuant to dividend reinvestment under deferred compensation plan

6/15/2020	418	Payment of Director’s fees and/or annual retainer under deferred compensation plan
6/15/2020	117	Shares acquired pursuant to dividend reinvestment
9/15/2020	397	Payment of Director’s fees and/or annual retainer under deferred compensation plan
9/15/2020	109	Shares acquired pursuant to dividend reinvestment
12/15/2020	353	Payment of Director’s fees and/or annual retainer
12/15/2020	100	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/10/2021	1,910	Payment of Director’s fees and/or annual retainer
3/15/2021	394	Payment of Director’s fees and/or annual retainer

3/15/2021	125	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
6/15/2021	374	Payment of Director’s fees and/or annual retainer under deferred compensation plan
6/15/2021	121	Shares acquired pursuant to dividend reinvestment
9/15/2021	1,195	Payment of Director’s fees and/or annual retainer
9/15/2021	132	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
12/15/2021	1,011	Payment of Director’s fees and/or annual retainer
12/15/2021	115	Shares acquired pursuant to dividend reinvestment under deferred compensation plan
2/16/2022	4,803	Payment of Director’s fees and/or annual retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
John J. Zillmer	7/24/2020	(20,500)		Sale
	2/10/2021	1,910		Payment of Director’s fees and/or annual retainer
	2/10/2021	2,768		Payment of Non-executive chairman retainer
	4/22/2021	(17,217)		Sale
	7/26/2021	(80,000)		Sale
	8/24/2021	(15,000)		Sale
	2/16/2022	4,803		Payment of Director’s fees and/or annual retainer
	2/16/2022	6,960		Payment of Non-executive chairman retainer

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Sean R. Pelkey	5/28/2020	2		Shares acquired pursuant to dividend reinvestment under 401(k) plan
	6/30/2020	192		Shares acquired pursuant to ESPP
	8/28/2020	2		Shares acquired pursuant to dividend reinvestment under 401(k) plan

11/27/2020	1	Shares acquired pursuant to dividend reinvestment under 401(k) plan
12/31/2020	159	Shares acquired pursuant to ESPP
2/9/2021	687	RSUs awarded pursuant to LTIP
2/9/2021	2,567	Options awarded pursuant to LTIP
2/9/2021	1,373	PSUs awarded pursuant to LTIP
2/25/2021	2	Shares acquired pursuant to dividend reinvestment under 401(k) plan
4/22/2021	(2,564)	Sale
5/27/2021	1	Shares acquired pursuant to dividend reinvestment under 401(k) plan
6/4/2021	1,983	RSUs awarded
6/4/2021	7,391	Options awarded
6/4/2021	3,965	PSUs awarded
7/1/2021	595	Shares acquired pursuant to ESPP
8/30/2021	2	Shares acquired pursuant to dividend reinvestment under 401(k) plan

9/4/2021	(2,126)	Shares withheld for tax
11/29/2021	1	Shares acquired pursuant to dividend reinvestment under 401(k) plan
12/31/2021	234	Shares acquired pursuant to ESPP
1/21/2022	5,936	Shares awarded pursuant to LTIP
1/21/2022	(2,484)	Shares withheld for tax
1/24/2022	17,017	RSUs awarded pursuant to LTIP
1/24/2022	59,989	Options awarded pursuant to LTIP
2/6/2022	(415)	Shares withheld for tax
2/16/2022	16,182	RSUs awarded pursuant to LTIP
2/16/2022	56,975	Options awarded pursuant to LTIP
2/16/2022	32,364	PSUs awarded pursuant to LTIP
2/25/2022	2	Shares acquired pursuant to dividend reinvestment under 401(k) plan

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Nathan D. Goldman	8/11/2020	25,000		Shares acquired pursuant to exercise of stock options
	8/11/2020	(25,000)		Sale
	11/5/2020	(12,000)		Sale
	1/22/2021	43,852		Shares awarded pursuant to LTIP
	1/22/2021	(17,328)		Shares withheld for tax
	2/9/2021	6,089		RSUs awarded pursuant to LTIP
	2/9/2021	22,770		Options awarded pursuant to LTIP
	2/9/2021	12,178		PSUs awarded pursuant to LTIP
	4/22/2021	13,241		Shares acquired pursuant to exercise of stock options
	4/22/2021	11,013		Shares acquired pursuant to exercise of stock options
	4/22/2021	(24,254)		Sale
	4/22/2021	(12,000)		Sale
	7/26/2021	(35,000)		Sale
	10/21/2021	(1,500)		Gift transaction
	10/22/2021	17,793		Shares acquired pursuant to exercise of stock options
	10/22/2021	(17,793)		Sale
	10/22/2021	(40,000)		Sale

1/21/2022	77,362	Shares awarded pursuant to LTIP
1/21/2022	(30,589)	Shares withheld for tax
2/16/2022	16,182	RSUs awarded pursuant to LTIP
2/16/2022	56,975	Options awarded pursuant to LTIP
2/16/2022	32,364	PSUs awarded pursuant to LTIP

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Jamie J. Boychuk	5/26/2020	(548)		Shares withheld for tax
	7/1/2020	341		Shares acquired pursuant to ESPP
	1/22/2021	4,578		Shares awarded pursuant to LTIP
	1/22/2021	(1,695)		Shares withheld for tax
	2/1/2021		37	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
	2/6/2021	(185)		Shares withheld for tax
	2/9/2021	8,303		RSUs awarded pursuant to LTIP
	2/9/2021	31,050		Options awarded pursuant to LTIP

2/9/2021	16,606		PSUs awarded pursuant to LTIP
3/1/2021		35	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
4/1/2021		33	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
5/3/2021		32	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
6/1/2021		32	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
7/1/2021	494		Shares acquired pursuant to ESPP
7/1/2021		100	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
8/2/2021		102	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan

9/1/2021		99	Phantom stock awarded pursuant to Executive Deferred Compensation Plan
9/4/2021	(7,267)		Shares withheld for tax
10/1/2021		109	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
11/1/2021		91	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
12/1/2021		95	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
1/3/2022	325		Shares acquired pursuant to ESPP
1/3/2022		90	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan

1/21/2022	58,293		Shares awarded pursuant to LTIP
1/21/2022	(21,569)		Shares withheld for tax
2/1/2022		96	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan
2/6/2022	(671)		Shares withheld for tax
2/16/2022	21,924		RSUs awarded pursuant to LTIP
2/16/2022	77,191		Options awarded pursuant to LTIP
2/16/2022	43,848		PSUs awarded pursuant to LTIP
3/1/2022		99	Phantom stock units awarded pursuant to Executive Deferred Compensation Plan

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Kevin S. Boone	5/28/2020	4		Shares acquired pursuant to dividend reinvestment under 401(k) plan
	7/1/2020	267		Shares acquired pursuant to ESPP
	8/28/2020	4		Shares acquired pursuant to dividend reinvestment under 401(k) plan

10/1/2020	(126)	Shares withheld for tax
11/27/2020	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
1/4/2021	79	Shares acquired pursuant to ESPP
1/22/2021	3,900	Shares awarded pursuant to LTIP
1/22/2021	(1,588)	Shares withheld for tax
2/6/2021	(231)	Shares withheld for tax
2/9/2021	8,303	RSUs awarded pursuant to LTIP
2/9/2021	31,050	Options awarded pursuant to LTIP
2/9/2021	16,606	PSUs awarded pursuant to LTIP
2/25/2021	4	Shares acquired pursuant to dividend reinvestment under 401(k) plan
5/27/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan

7/1/2021	664	Shares acquired pursuant to ESPP
8/30/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
9/4/2021	(3,765)	Shares withheld for tax
11/29/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
12/31/2021	170	Shares acquired pursuant to ESPP
1/21/2022	57,878	Shares awarded pursuant to LTIP
1/21/2022	(22,904)	Shares withheld for tax
2/6/2022	(592)	Shares withheld for tax
2/16/2022	21,924	RSUs awarded pursuant to LTIP
2/16/2022	77,191	Options awarded pursuant to LTIP
2/16/2022	43,848	PSUs awarded pursuant to LTIP
2/25/2022	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Diana B. Sorfleet	7/1/2020	341		Shares acquired pursuant to ESPP
	8/11/2020	34,741		Shares acquired pursuant to exercise of stock options
	8/11/2020	(34,741)		Sale
	8/11/2020	3,500		Shares acquired pursuant to exercise of stock options
	8/11/2020	(2,095)		Sale
	1/22/2021	35,570		Shares awarded pursuant to LTIP
	1/22/2021	(14,051)		Shares withheld for tax
	2/6/2021	(241)		Shares withheld for tax
	2/9/2021	6,089		RSUs awarded pursuant to LTIP
	2/9/2021	22,770		Options awarded pursuant to LTIP
	2/9/2021	12,178		PSUs awarded pursuant to LTIP
	4/26/2021	8,260		Shares acquired pursuant to exercise of stock options
	4/26/2021	(8,260)		Sale
	4/26/2021	(22,265)		Sale
	6/30/2021	852		Shares acquired pursuant to ESPP

1/21/2022	77,362	Shares awarded pursuant to LTIP
1/21/2022	(30,590)	Shares withheld for tax
2/16/2022	16,182	RSUs awarded pursuant to LTIP
2/16/2022	56,975	Options awarded pursuant to LTIP
2/16/2022	32,364	PSUs awarded pursuant to LTIP

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Michael Burns	5/28/2020	4		Shares acquired pursuant to dividend reinvestment under 401(k) plan
	6/3/2020	1,186		Shares acquired pursuant to exercise of stock options
	6/3/2020	(1,286)		Sale
	6/30/2020	205		Shares acquired pursuant to ESPP
	6/30/2020	68		Shares acquired pursuant to ESPP
	8/28/2020	4		Shares acquired pursuant to dividend reinvestment under 401(k) plan
	11/9/2020	(850)		Sale
	11/27/2020	3		Shares acquired pursuant to dividend reinvestment under 401(k) plan

12/31/2020	69	Shares acquired pursuant to ESPP
2/9/2021	1,962	RSUs awarded pursuant to LTIP
2/9/2021	7,329	Options awarded pursuant to LTIP
2/9/2021	3,921	PSUs awarded pursuant to LTIP
2/25/2021	4	Shares acquired pursuant to dividend reinvestment under 401(k) plan
5/27/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
6/30/2021	175	Shares acquired pursuant to ESPP
8/30/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
11/29/2021	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan
12/31/2021	268	Shares acquired pursuant to ESPP

1/22/2022	5,472	Shares awarded pursuant to LTIP
2/8/2022	971	Shares awarded pursuant to LTIP
2/16/2022	2,158	RSUs awarded pursuant to LTIP
2/16/2022	7,597	Options awarded pursuant to LTIP
2/16/2022	4,316	PSUs awarded pursuant to LTIP
2/25/2022	3	Shares acquired pursuant to dividend reinvestment under 401(k) plan

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Matthew Korn	12/31/2021	492		RSUs awarded pursuant to LTIP
	12/31/2021	982		PSUs awarded pursuant to LTIP
	1/3/2022	1,419		RSUs awarded
	1/3/2022	5,000		Options awarded
	2/16/2022	627		RSUs awarded pursuant to LTIP
	2/16/2022	2,206		Options awarded pursuant to LTIP
	2/16/2022	1,253		PSUs awarded pursuant to LTIP

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description
Michelle Mullen	6/30/2020	67		Shares acquired pursuant to ESPP
	7/28/2020	(289)		Gift transaction
	12/31/2020	69		Shares acquired pursuant to ESPP
	2/9/2021	1,827		RSUs awarded pursuant to LTIP
	2/9/2021	6,831		Options awarded pursuant to LTIP
	2/9/2021	3,654		PSUs awarded pursuant to LTIP
	6/30/2021	54		Shares acquired pursuant to ESPP
	11/10/2021	(338)		Gift transaction
	2/16/2022	1,615		RSUs awarded pursuant to LTIP
	2/16/2022	5,686		Options awarded pursuant to LTIP
	2/16/2022	3,230		PSUs awarded pursuant to LTIP

Miscellaneous Information Regarding Participants

Except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2021 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2021 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Except as described in this Annex A to the Amendment or as disclosed in the Proxy Statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.